Filed Pursuant to Rule 433
File No. 333- 135813
http://www.qeinterestplus.com Personal Businesses log in Home I FAQ I Contact Us CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST NOW Current Rate: i Investment Amount Rate (%) Yield1 (%) Less than $15k 3. 05 3. 09 $ 15k -$49.999 3.25 3.30 $50k and more 3.45 3.51 Dive Right In Feel Secure with our AAA Rating A smart financial investment that can pay more than most money market accounts, savings accounts, and short-term CDs. -> LEARN MORE Rates may be reset weekly. INVEST NOW ( 800-433-4480 Representatives are available Monday to Friday &3aam..to7:OOp.m.ET Triple-A-Rated GE Interest Plus is a direct investment is GE Capital Corporation, which is rated AAA by Standard & Poor’s Corporation and Aaa by Moody’s Investors Service. Standard and Poor’s awards a AAA rating to companies they define as “the best quality companies, reliable and stable .“Moody’s assigns their Aaa rating to companies they judge “to be of the highest quality, with minimal credit risk.” Quick Links Earn More a Maximizing the return on your savings and investments View Prospectus is more important than ever. That’s why you should consider an investment in GE Interest Plus Corporate Notes (Notes). The Notes are a direct investment in -> ge Employee Application General Electric Capital Corporation that are designed to pay higher rates than the average taxable money -> Request a Kit by Mail market mutual fund. Plus, three interest rates tiers are -> SEC Filings offered — so the more you invest, the more you can earn. Learn More. Unlimited Access — Easy to Manage a Unlike certificates of deposit or bank money market accounts, you can redeem your investment when you need to without penalty. · Link your GE Interest Plus investment to your bank checking account and easily add to your investment or redeem it electronically at no charge ($25 minimum and $50,000 daily limit on electronic redemptions). · Write an unlimited number of checks in amounts of $250 or more. · Wire money to your linked checking account ($2,500 minimum and a $15 fee for each wire). Managing your money is easy through our website or over the phone. Service Representatives are available to assist you on business days from S:30 a.m. to 7:00 p.m. Eastern Time. Plus. there are no loads-Ale s fe-e-s 01 management fees — ALL of Your money goes to work for you. ·* Apply now and enjoy a $25 incentive! Home Site Map GE.com GEMonev.com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor’s Corporation and Aaa by Moody’s Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.qov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-300-433-4480. 1 Yield reflects the annual rate of retu rn on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2003, General Electric Capital Corporation http://www.qeinterestplus.com/interestplus/learn.html

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GE Interest Plus®

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Current Rates

Investment Amount	Rate (%)	Yield[1] (%)
Less than $15k	3.05	3.09
$15k - $49,999	3.25	3.30
$50k and more	3.45	3.51

Rates may be reset weekly.

INVEST NOW

About AAA Ratings

Standard and Poor's awards a AAA rating to companies they define as "the best quality companies, reliable and stable." Moody's assigns their Aaa rating to companies they judge "to be of the highest quality, with minimal credit risk."

GE Interest Plus Corporate Notes

What are corporate notes?

Some large corporations allow individuals to invest directly in their company's senior, unsecured debt through corporate note programs.



By issuing corporate notes, companies can borrow capital directly from investors at a fairly low cost, while providing investors with benefits such as:

- Higher rates of interest than other cash alternatives like FDIC-insured savings accounts, short-term CDs, and money market mutual funds
- Investments that are fully redeemable at any time
- Convenient banking-type features like check writing, free electronic transfers between linked checking accounts, and the ability to wire funds

Corporate notes are a direct, unsecured investment in the debt of a corporation, and so are not FDIC insured. Unlike short-term bond funds or money market mutual funds, they are not diversified pools of investments. Because they are a form of unsecured credit, you would be treated as an unsecured creditor in the event of a default. That's why it is critical for you to evaluate the financial strength of the company you choose to invest in.

The Strength of GE Interest Plus Corporate Notes

GE Interest Plus for Businesses is a direct investment in GE Capital. GE Capital is rated AAA by Standard and Poor's Corporation (S&P) and Aaa by Moody's Investors Service (Moody's). S&P and Moody's are nationally recognized statistical rating organizations, each approved by the United States Securities and Exchange Commission to measure the safety of securities. By reviewing the credit rating, you can determine if you are investing in a company that is financially sound.

→ Learn more about GE Capital.

→ Discover the benefits that make GE Interest Plus corporate notes the intelligent choice for short-term investment.

→ Apply now and enjoy a $25 incentive!

800-433-4480

Representatives are available Monday to Friday 8:30am. to 7:00 p.m. ET

Quick Links

- → View Prospectus
- → Application
- → GE Employee Application
- → Request a Kit by Mail
- → SEC Filings

Home | What are Corporate Notes

Site Map GE.com GEMoney.com Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

[1]Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Copyright 2008, General Electric Capital Corporation

Personal | Businesses

GE Interest Plus®

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CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Current Rates

Investment Amount	Rate (%)	Yield[1] (%)
Less than $15k	3.05	3.09
$15k - $49,999	3.25	3.30
$50k and more	3.45	3.51

Rates may be reset weekly.

Why Invest In GE Capital

AAA Rated For Your Peace Of Mind

GE Capital Corporation is rated "triple-A" for credit worthiness and is one of the world's largest corporate bond issuers.



INVEST NOW

About AAA Ratings

Standard and Poor's awards a AAA rating to companies they define as "the best quality companies, reliable and stable." Moody's assigns their Aaa rating to companies they judge "to be of the highest quality, with minimal credit risk."

About GE Capital Corporation

General Electric Capital Corporation is a global, diversified financial services company. With assets of approximately $600 billion, GE Capital serves consumers and businesses in 47 countries around the world.

→ Apply now and enjoy a $25 incentive!

800-433-4480

Representatives are available Monday to Friday 8:30am. to 7:00 p.m. ET

Quick Links

- View Prospectus
- Application
- GE Employee Application
- Request a Kit by Mail
- SEC Filings

Home | Why Invest In GE Capital

Site Map GE.com GEMoney.com Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

[1]Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Copyright 2008, General Electric Capital Corporation

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CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

GE Interest Plus®

Current Rates		
Investment Amount	Rate (%)	Yield[1] (%)
Less than $15k	3.05	3.09
$15k - $49,999	3.25	3.30
$50k and more	3.45	3.51

Rates may be reset weekly.

INVEST NOW

The Benefits of GE Interest Plus

Easy to Manage, Online or Offline

GE Interest Plus corporate notes are surprisingly simple to manage. While the notes are not an FDIC-insured deposit account, they are as easy to use as an online bank account.



800-433-4480

Representatives are available Monday to Friday 8:30am. to 7:00 p.m. ET

Easy to Add to or Redeem Some or All of Your Investment

- To redeem some or all of your investment, you can initiate a transfer to your linked checking account without charge*, write an unlimited number of checks for $250 or more or wire funds. You can also write us and have us send a check to your address of record.
- To add to your investment, you can simply transfer money from your linked checking account to your GE Interest Plus investment*, again at no charge. You can initiate transactions online or use our Automated Telephone System.

* Money is moved between your linked accounts in 2 to 3 business days.

Go Online or Call Us to Manage Your Investment

You'll have access to your account online or through our Automated Telephone Line 24-hours a day, 7-days a week:

Online, investors can

- View balances and statements
- View check images and activity
- Transfer funds to and from a linked checking account online.

Over the phone, investors enjoy all of our online services other than viewing monthly statements.

Earn on Every Penny you Invest

Even better, there are no sales charges, management or maintenance fees. That means you get a return on all the money you invest in our corporate notes!

Apply now and enjoy a $25 incentive!

Quick Links

- View Prospectus
- Application
- GE Employee Application
- Request a Kit by Mail
- SEC Filings

Home | Benefits

Site Map GE.com GEMoney.com Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

[1]Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Copyright 2008, General Electric Capital Corporation

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CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

GE Interest Plus®

Current Rates

Investment Amount	Rate (%)	Yield[1] (%)
Less than $15k	3.05	3.09
$15k - $49,999	3.25	3.30
$50k and more	3.45	3.51

Rates may be reset weekly.

INVEST NOW

Interest Rates

Higher Yields than Competing Short-Term Alternatives

GE Interest Plus notes are a convenient way to invest directly with General Electric Capital Corporation. The notes pay a floating rate of interest, which will always be above the average rate of taxable money market funds in the United States as published weekly in Money Fund Report (TM) a service of iMoneyNet Inc.



Check Back for Latest Rates

Because our interest rates may change, please visit us again for the latest information on our rates. Remember, the more you invest, the more you can earn.

800-433-4480

Representatives are available Monday to Friday 8:30am. to 7:00 p.m. ET

→ To view our rate history click here.

Quick Links

- View Prospectus
- Application
- GE Employee Application
- Request a Kit by Mail
- SEC Filings

Home | Interest Rates

Site Map GE.com GEMoney.com Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

[1]Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Copyright 2008, General Electric Capital Corporation

Personal | Businesses

LOG IN

Home | FAQ | Contact Us

GE Interest Plus®

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Current Rates

Investment Amount	Rate (%)	Yield[1] (%)
Less than $15k	3.05	3.09
$15k - $49,999	3.25	3.30
$50k and more	3.45	3.51

Rates may be reset weekly.

Invest in GE Interest Plus Corporate Notes

Three Simple Steps

Here's how to get started investing in GE Interest Plus, a convenient way to earn more interest on your short-term investments.



Remember, with GE Interest Plus, you can easily manage your investment, and redeem funds without penalty. There are no sales or management fees, and GE Interest Plus is a direct investment in triple A rated GE Capital Corporation.

To make an investment in GE Interest Plus, you must receive a copy of the Prospectus. The prospectus contains more complete information on fees, charges, and other expenses, and should be read carefully before making an investment. You may read the prospectus now online, or email us a request for more information.

To invest, simply:

1. Review our prospectus and Privacy Policy on-line
2. Download the appropriate application:
   a. GE Interest Plus Application
   b. GE Employee Application
3. Complete the application on-line or off, print it, sign, and enclose a check for a minimum of $500* towards your initial investment. Mail your completed application to us at

   GE Interest Plus
   P.O. Box 6294
   Indianapolis, IN 46206-6294

   *$250 if you also enroll in the Auto Invest Service

For any questions, please check our Frequently Asked Questions page, or call a Customer Service representative at 1.800.433.4480, Monday through Friday from 8:30 a.m. to 7:00 p.m. Eastern Tim

→ Learn more about GE Interest Plus corporate notes.

800-433-4480

Representatives are available Monday to Friday 8:30am.. to 7:00 p.m. ET

Quick Links

- View Prospectus
- Application
- GE Employee Application
- Request a Kit by Mail
- SEC Filings

Home | Invest Now

Site Map GE.com GEMoney.com Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

[1]Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Copyright 2008, General Electric Capital Corporation

GE Interest Plus* Personal Businesses LOG IN Home I FAQ I Contact Us CORPORATE NOTESCE CAPITALBENEFITSINTEREST RATESINVEST HOW Current RatesInvestmentRateYield1Amount(96)(96)Less than $15k3.053.09$15k- $48,9993.253.30$50k and more3.453.51Frequently Asked Questions Learn More GE Interest Plus corporate notes are a convenient, easy-to-use investment. If you have any questions about investing in the GE Interest Plus, please consult these Frequently Asked Questions. If you still need help, call our toll-free number for more information Rates may be reset weekly INVEST NOW GENERAL INFORMATION What is GE Interest Plus? How does GE Interest Plus set its rates? How is yield calculated? How Is Interest Accrued and Paid? ‘? What is the minimum initial investment? Will the interest Iearn be taxable? What if I have questions about my investment? Can I apply for an account if I do not have a Driver’s License? INVESTING AND REDEEMING What types of checks will you accept for investment? Is an investment in GE Interest Plus Notes liquid? How do I add to or redeem from my investment? Can I redeem my investment at anytime? ‘? Are there any penalties for redeeming funds? What type of bank account can I link to my GE Interest Plus investment? Can I Link More than One Bank Checking Account to my GE Interest Plus Investment? ‘? When are invested funds available for redemption? INVESTMENT QUALITY How safe is my investment? What does a triple-A rating mean? Is GE Interest Plus FDIC Insured? FEES Do I pay any sales or management fees? ‘? Are there Maintenance Fees? REPORTING, INVESTOR COMMUNICATIONS AND CHECK DELIVERY When will I know that my investment has been established? When will I receive my GE Interest Plus checks? How often will I receive statements? When will I receive my 1099 Int. Statement? TYPES OF INVESTMENT ACCOUNTS What are the types of investment accounts that you open? ‘? What is required to open a Trust investment? ‘? What is a Uniform Gift to Minor’s Account? Can I establish an investment account with an address outside the United States? Does GE Interest Plus offer IRAs? Can I establish an investment with a Power of Attorney? ( 800-433-4480 Representatives are available Monday to friday 8:30am to 7:00 p.m ET Quick Links View Prospectus Application GE Employee Application Request a Kit by Mail SEC Filings

MANAGING YOUR INVESTMENT ONLINE OR OVER THE PHONE How can I manage my investment via the Internet? How secure is my information online? How do I download a browser with 128-bit encryption? How do I login to Online Access? How do I enroll in electronic delivery of statements? How to I login to the Automated Voice Response Unit? What Browsers does the GE Interest Plus website support? What if I am having trouble logging-in to Account Access? GENERAL INFORMATION What is GE Interest Plus? GE Interest Plus is an investment designed to provide individual investors with a convenient way to invest directly in General Electric Capital Corporation (GECC). It is a AAA-rated unsecured and unsubordinated debt obligation of GECC and is not a bank account or a money market fund. It is not a bank deposit and is not FDIC insured. It is offered in the U.S. by prospectus only. Complete information concerning GE Interest Plus is contained in the prospectus. Back to top How does GE Interest Plus set its rates? Rates are reviewed weekly by the GE Interest Plus Committee and may be reset as often. Rates will always be greater than the most recent seven-day average yield (non-compounded) for taxable money market funds in the United States as published in Money Fund Report ™ a service of iMoneyNet, Inc. (Formerly IBC’s Money Fund Report). Back to top How is yield calculated? Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that [here are no additional investments or redemptions. Back to top

Back to top How Is Interest Accrued awl Paid? Interest on the Notes will accrue daily. Accrued interest will be credited and automatically reinvested in additional Notes monthly and will begin to accrue interest on the first day following the date of such reinvestment. Back to top What is the minimum initial investment? The minimum initial investment is $1500 or 1250 if you also sign up for [he Auto Invest Service. In addition, GE Employees can open an account with no initial investment if they sign up for the payroll deduction service at the time of account opening. Back to top Will the interest I earn he taxable? Yes. Interest earned on your GE Interest Plus investment will constitute income to you and is taxable in the year in which it is earned. Interest income is subject to federal and applicable state and local taxes. If you received an initial investment incentive, that incentive would be treated as interest income and reported on the 1099 Int. statement you will receive in January of each year. Back to top What if I have questions about my investment? For up-to-date information about your investment or current GE Interest Plus rates, you may login to Online Access or call our automated touch tone service at 1 -800-433-4480, 24 hours a day, 7 days a week. Customer Service Representatives are also available at this number, Monday through Friday, from 8:30 a.m. to 7:00 p.m. Eastern Time. Back to top Can I apply for an account if I do not have a Driver’s License? Yes. If you do not have a Driver’s License, we will need some other form of state issued identification to verify your identity. You should provide a copy of your identification along with your application. Back to top

http://www.qeinterestplus.com/interestplus/faq.htmlBack to top INVESTING AND REDEEMINGWhat types of checks will you accept for investment?Your investment check must be drawn on a U.S. bank or a U.S. branch of a foreign bank. Funds must be in U.S. dollars. Money orders, traveler’s checks, starter checks, cashier’s checks, credit card checks and third party checks are not acceptable. Your check must be made payable to “GE Interest Plus” or the registered investors of the GE Interest Plus Investment.Back to topIs an investment in GE Interest Plus Notes liquid?Yes. GE Interest Plus is liquid, meaning you can withdraw your money at any time. There are several options for redeeming funds. You can write a check ($250 or more), transfer funds to your linked checking account (our Quick Redemption Service), wire funds, or have us send you a check to your registered address.Back to topHow do I add to or redeem from my investment?The easiest way to invest more or redeem is by signing up for our Quick Transactions Service. The service lets you electronically transfer money to and from your linked bank checking account. Other ways to invest include mailing in a check, wiring in funds, payroll deductions, authorizing Social Security to deposit your monthly payments, and authorizing automatic monthly transfers from your bank (Auto Invest). See question below for redemption options.Back to topCan I redeem my investment at anytime?Yes, you can do so at no charge by simply writing a check ($250 minimum), transferring money to your linked bank checking account through our Quick Redemption Service ($25 minimum and $50,000 daily maximum) or choosing the wire transfer option ($2,500 minimum and a $15 wire fee) when you make your initial investment.Back to top

http://www.qeinterestplus.com/interestplus/faq.htmlBack to topAre there- any penalties for redeeming funds?Mo. You have unlimited access to your investment if the funds are available for redemption. If you write a check under the $1250 requirement, however, you will be assessed a $10 fee.Back to topWhat type of hank account can I link to my GE Interest Plus investment?It must be a U.S.—based bank checking account with a valid routing number. To link your bank checking account we require a copy of a voided check to validate the account and its registration. Please note that the registration of the bank checking account must be printed on the check.Back to topCan I Link More than One Bank Checking Account to my GE Interest Plus Investment?Mo. We allow the linking of only one bank checking account for both investments and redemptions.Back to topWhen are invested funds available for redemption?While funds invested will begin to accrue interest on the day they are posted to your account, they are available for redemption based on how the funds were invested:Funds invested via a check are available for redemption 12 business days after the date of credit.Funds invested via Quick Invest (Automated Clearing House transfer) are available 3 business days after the date of credit.Funds invested via wire are available for redemption on the next business day.Back to top

INVESTMENT QUALITYHow safe is my investment?There is risk with any investment you make. However, with GE Interest Plus, you benefit from the credit worthiness of General Electric Capital Corporation, the sole obligor of the GE Interest Plus Notes. General Electric Capital Corporation is rated AAA by Standard & Poor’s Corporation and Aaa by Moody’s Investors Service.Back to topWhat does a triple-A rating mean?By reviewing the rating of a security, you can get an understanding of whether the company you are investing in is financially sound. Standard & Poor’s Corporation and Moody’s Investors Service rate GE Interest Plus Corporate Notes AAA and Aaa respectively. These companies are nationally recognized statistical rating organizations, each approved by the United States Securities and Exchange Commission to measure the safety of securities. Standard and Poor’s awards a AAA rating to companies they define as “the best quality companies, reliable and stable.” Moody’s assignment of their Aaa rating indicates that “obligations are judged to be of the highest quality, with minimal credit risk.“Back to topIs GE Interest Plus FDIC Insured?GE Interest Plus is not an FDIC insured deposit. It is an investment in the senior unsecured debt of General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor’s Corporation and Aaa by Moody’s Investors Service, the highest credit quality ratings available.Back to topFEESDo I pay any sales or management fees?Mo. There are no management fees, sales loads or maintenance fees. So, there’s nothing to reduce your rate of return.Back to top

http://www.qeinterestplus.com/interestplus/faq.htmlAre there Maintenance Fees?There are no regular maintenance fees or fees for check reorders. Fees are assessed only for checks returned for insufficient funds, wire redemptions, stop payment requests, checks written for less than the $250 minimum, and other unusual services.Back to topREPORTING, INVESTOR COMMUNICATIONS AND CHECKDELIVERYWhen will I know that my investment has been established?You will be notified that your investment has been opened through a confirmation statement mailed the next day. About a week later you will receive a welcome letter confirming your investment information and providing you with additional information on how to manage your investment over the phone or online. Please note that there may be instances where we require additional information to validate your identity before we open your investment account. If that is the case, there may be a delay in the establishment of your investment.Back to topWhen will I leceive my GE Interest Plus checks?You should receive them about 3 weeks after your investment is established.Back to topHow often will I receive statements?You will be mailed a statement monthly unless you elect otherwise. You also have the option to receive your statement electronically through our Account Access website. If you do, 12 months of statements are maintained online.Back to topWhen will I receive my 1099 Int. Statement?We will mail you your 1099 Int. statement in January of each year following the reporting year.Back to top

http://www.qeinterestplus.com/interestplus/faq.htmlTYPES OF INVESTMENT ACCOUNTSWhat are the types of investment accounts that you open?We open individual investments, joint investments, custodial investments (Uniform Gifts to Minor’s Accounts) and Trust investments.Back to topWhat is required to open a Trust Investment?To verify your trust, you must also provide us with the first two and last two pages of the trust agreement. Make sure the name of the trustee (and co-trustee if applicable) appears on these pages.Back to topWhat is a Uniform Gift to Minor’s Account?The Uniform Gift to Minors Act (UGMA) or the Uniform Transfers to Minors Act (UTMA) is a type of custodial account for children. Most states have adopted one form of these uniform acts as a means of transferring ownership of property to children. The Acts allow a person to fund an account for a child, but limit that child’s access to the account until the child reaches the age of majority. The age of majority is set by state law and typically ranges from 18 to 21. The child is the account owner, but the parent (or other adult) is named as custodian. The custodian controls the account until the child is no longer a minor. At that point, the custodial relationship ends and the child controls the account.Back to topCan I establish an investment account with an address outside the United States?Mo. GE Interest Plus Corporate Notes are a security issued only in the United States. GE Interest Plus is available only to individuals who have an established residence in the U.S.Back to topDoes GE Interest Plus offer IRAs?Mo. GE Interest Plus is not a retirement investment vehicle.Back to top

http://www.qeinterestplus.com/interestplus/faq.htmlCan I establish an investment with a Power of Attorney?Yes. In order to add a Power of Attorney to an account, we require the following:1. A Letter of Instruction signed by the Power of Attorney. The signature of the Power of Attorney must be guaranteed with a Signature Guarantee Medallion 2000 Stamp, which can be obtained from a local banking institution.2. The Power of Attorney fPQAI documents, dated within the last 6 months. (Note: If you are sending in the original POA documents, these documents must bear a notary stamp. If you are sending in a copy of the POA documents, this copy must also be guaranteed with a Signature Guarantee Medallion 2000 Stamp.)Back to top HOW TO CONTACT USWh.it is the address for mailing investments or letters?GE Interest PlusP.O. Box 6294Indianapolis, Indiana 46206-6294Back to topWh.it is the ovei nkjht mail address?GE Interest Plus 4000 Pendleton Way Indianapolis, Indiana 46226-5224Back to topWhere do I wire money?You can only wire money to us if you have an established account. If you do, the wire instructions are as follows:GE Interest PlusThe Huntington National BankIndianapolis, IndianaABA #274070442Include your 10-digit GE Interest Plus Account Number

http://www.qeinterestplus.com/interestplus/faq.htmlMANAGING YOUR INVESTMENT ONLINE OR OVER THE PHONEHow can I manage my investment via the Internet?Once you receive your account number, you will be able to manage your investment online through our Online Access system. You will be able to establish your password once you receive notification of your account number. After you establish your password, you will be able to:View the principal amount of your investment and 12 months of transaction historyView most recent rate informationView Check ImagesObtain statements electronicallyInitiate a Quick Invest or Quick Redemption transaction (transfer money to and from your linked checking account)Order checksChange your passwordBack to topHow secure is my information online?To ensure security, we encrypt all information between your PC and GE Interest Plus. Using secured browsers and 123-bit encryption technology, you can be assured security is our number one priority. In fact, 128-bit encryption is one of the highest levels of encryption currently available. 128-bit encryption is the process of scrambling information (typically for data transmission) so that only someone who has the correct encryption key can reassemble it in its original clear text format. When used between you and GE Interest Plus, this encryption technology allows you to encode (or encrypt) your personal information as you send it to us. Only GE Interest Plus can decrypt it. Likewise, when we send personal or account information to you, this technology allows us to encode it, and only you can decode it.In the box below, you will be able to see whether the browser you are currently using has 128-bit encryption. If it is noted that your browser does not have 128-bit encryption, please go to the section labeled Download a browser with 128-bit encryption. It is essential that you upgrade your browser before you enter Account Access

http://www.qeinterestplus.com/interestplus/faq.htmlYou are currently using a compatible version 6.0 of Microsoft Internet Explorer with 128-bit encryption, which will allow you to access GE Interest Plus’ Account Access. There is no need to upgrade your browser.Back to topHow do I download a browser with 128-bit encryption?You can download a 128-bit browser by completing the steps below:If upgrading your Netscape browser, go tohttp: //browser .netscape .con/ns8/download/default .isp. If you needassistance while downloading, please visit the Netscape Help area.If upgrading your Internet Explorer (IE) browser, Download Microsoft Internet Explorer. Choose the version of IE you would like to download. Follow the easy steps found on the screen to complete the download process. If you need assistance while downloading, please visit the Microsoft Help area.Back to top How do I login to Online Access?Click on the “Login” Button in the upper right hand corner of our website, www.geinterestplus.com. Once you arrive at our secure Account Access website, click on “First Time Users Click Here”.Enter your Social Security Number, account number and your desired 4 to 10 digit password twice. Then press “Submit”. Now you are set up to access your account on-line.To login, enter your account number and your new password and click on Submit

http://www.qeinterestplus.com/interestplus/faq.htmlPlea se note: to maintain the security of your investment, you will only be allowed to have three unsuccessful attempts to login. After the third attempt, your ability to access your investment on-line will be suspended. You must then call a Customer Service Representative at 1 -800-433-4480 to have your password reset.Back to topHow do I enroll in electronic delivery of statements?To receive your statements electronically rather than through the mail, click on “View Statements On-line” and follow the instructions provided. Twelve months of statements will be maintained and available for viewing.Back to top How to I login to the Automated Voice Response Unit?Call us at 1 -800-433-4480 and press 1 to access your investment information. The system will ask you to enter in your investment number. Because you are a first time user, you must establish a 6 to 10 digit Personal Identification Number (PIN). The system will ask you to enter in your Social Security Number followed by the birth date of the Primary Owner of the account (the name listed first on the application).You will then be asked to establish and then confirm your PIN. After you do so you can access your investment account by entering only your investment account number and PIN. When you are logged into our Automated Telephone System, you will automatically hear your current investment amount and current interest rate information. Other menu items available to you include:Press 1: To repeat your investment amount and rate information.Press 2: To initiate a Quick Invest or Quick Redemption transaction.Press 3: To hear information on your last 5 investments or last 5 redemptions.Press 4: To reorder checks.Press 5: For information on another GE Interest Plus investment.Press 0: To speak to a Service Representative.

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What Browsers does the GE Interest Plus website support?
In order to take advantage of the most advanced interactive technology and security measures, GE Interest Plus requires that you use one of the latest versions of your browser to access our secure transaction site. We support Microsoft Internet Explorer (version 5.0 or higher) and Netscape Navigator (version 6.1 or higher). If you need to update your browser, click on either of the following links:

Netscape: http://browser.netscape.com/ns8/download/default.jsp
Internet Explorer: http://www.microsoft.com/windows/ie/default.htm

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What if I am having trouble logging–in to Account Access?
For assistance in logging on to our on-line Online Access system, please call 1-800-433-4480 between 8:30 AM and 7:00 PM ET, Monday through Friday (other than holidays), and speak with a Service Representative.

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GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

[1]Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Copyright 2008, General Electric Capital Corporation

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GE Interest Plus®

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Current Rates

Investment Amount	Rate (%)	Yield[1] (%)
Less than $15k	3.05	3.09
$15k - $49,999	3.25	3.30
$50k and more	3.45	3.51

Rates may be reset weekly.

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Site Map GE.com GEMoney.com Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

[1]Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Copyright 2008, General Electric Capital Corporation

http://www.qeinterestplus.com/interestplus/contact us.html GE Interest Plus* Personal Businesses LOG IN Home I FAQ I Contact Us CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST HOW S.CONTCurrent Rotes Investment Rate Yield1 Amount (%)(%) Lessthan$15k3.053.09 $15k-$48.9993.253.30 $50k and more3.453.51 Contact Us E-mail us *First Name: *Last Name: *E-mail: *Inquiry Type: “Questions/ Comments: 800-433-4480 Representatives are available Monday to Fridoy 8:30am. to 7:00 p.m. ET Quick Links View Prospectus Application GE Employee Application Request a Kit by Mail SEC Filings S.CONT*All fields are required.Send us a note:Mail to:GE Interest PlusP.O. Box 6294Indianapolis, Indiana 46206-6294Talk to us:Call us toll-free:1-800-433-4480Representatives are available from 3:30 a.m. to 7 p.m. Eastern TimeHome | Contact UsSite Map GE.com GEMoney.com Privacy PolicyGE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor’s Corporation and Aaa by Moody’s Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -800-433-4480.1 Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.Copyright 200S, General Electric Capital Corporation